Exhibit 10.7

English translation

For reference only

Loan Contract

Agricultural Bank of China

Loan Contract

No.

Borrower (Full Name): Changzhou Trina Solar Energy Co., Ltd.

Lender (Full Name): Changzhou Branch New North District Sub-Branch, Agricultural Bank of China

Pursuant to the relevant laws and regulations of People’s Republic of China, both parties agree to enter into this Contract after negotiation.

Article I            Loan

1.	Type of Loan: ;

2.	Purpose of Loan: For purchase of silicon chips, silicon raw materials and cell chips;

3.	Currency and Amount of Loan (in words): .

4.	Term of Loan:

1.	Refer to the Following for Term of Loan:

Granting of the loan: ;

Maturity of the loan:

2.	Should the loan amount, the date of commencement and/or maturity as specified in this Contract be found inconsistent with those as recorded in the loan certificate, the latter shall prevail. The loan certificate forms an integral part of this Contract and are of equal legal effect.

3.	If the loan under this Contract is a foreign currency loan, the Borrower shall repay the principal and the interest of the loan in the original currency.

5.	Interest Rate

The interest rate for RMB loan shall be determined by the second of the following methods:

1.	Floating Interest Rate

The loan interest rate shall be, on the basis of the basic interest rate, by         % upward/downward, the annual agreed interest rate shall be         %. The basic interest rate base for a loan under five years (inclusive of five years) is the current basic interest rate for RMB loans as promulgated by the People’s Bank of China. The basic interest rate for a loan over five years is the basic interest rate for RMB loans as promulgated by the People’s Bank of China plus             (in words) percentage point(s).

The interest rate is adjusted every             (in words) month(s). In case of an adjustment of the basic interest rate for RMB loans as promulgated by the People’s Bank of China, the Lender shall, beginning from the corresponding date of loan of the first month after the following week of the adjustment of the said basic interest rate, decide on a new agreed interest rate on the basis of the basic interest rate of the corresponding level after the said adjustment as well as the above-named calculation method, with no separate notice to be given to the Borrower. If the adjustment date of the basic interest rate and the loan granting date or the corresponding date of the first- month loan of the said cycle fall on the same date, the agreed interest rate shall be determined from the date of the adjustment of the basic interest rate. Should there be no corresponding date of loan, the last day of the said month shall be the corresponding date of loan.

2.	Fixed Interest Rate

The loan interest rate shall be, on the basis of the basic interest rate, by         % upward, the annual agreed interest rate being         % till the maturity date of the loan. The basic interest rate for a loan under five years (inclusive of five years) is the current basic interest rate for RMB loans as promulgated by the People’s Bank of China. The basic interest rate for a loan over five years is the basic interest rate for RMB loans as promulgated by the People’s Bank of China plus              (in words) percentage point(s).

The interest rate for foreign currency loans shall be determined according to the              of the following methods:

1.              (in words) month(s)              (LIBOR/HIBOR) +         % interest difference form a              (in words) month(s) floating loan interest rate. LIBOR/HIBOR is the loan interest rate adopted by the London/Hong Kong trade market for the corresponding term of two business days prior to the date of settlement of interest as published by the Reuter.

2. The agreed interest rate is         %, until the maturity date of loan.

3. Other method                         .

6.	Payment of Interest

The interest for the loan under this Contract shall be paid on a monthly basis on the 20th day of each month. If the date of repayment of the last installment of the principal does not fall on the interest payment date, the unpaid interest shall be paid with the last installment of principal at a daily interest rate equivalent to one-thirtieth of the monthly interest rate.

Article II The Lender shall have the right to withhold the loan unless all of the following conditions are satisfied:

1.	The Borrower has established the principal account with the Lender;

2.	The Borrower has provided the relevant documents and materials as required by the Lender and accomplished all the legal formalities;

3.	In case that the loan under this Contract is a foreign currency loan, the Borrower shall undergo the relevant formalities, approval or registration as well as other formalities as required by law;

4.	If the loan under this Contract is guaranteed with a mortgage or pledge, the Borrower shall complete the relevant legal formalities, registration and/or insurance as required by the Lender. The said security and insurance shall remain to be valid. If the loan under this Contract is based on a guarantee, the relevant Guarantee Contract has been entered into and become effective.

Article III Rights and Obligations of the Lender

1.	The Lender is entitled to know the production and operation, financial activities, material storage and usage of the loan of the Borrower. The Lender is also entitled to demand the Borrower to regularly provide documents, materials and information including financial reports and statements.

2.	The Lender may withhold the granting of the loan or demand the prepayment of the loan, in case of an act or circumstance on the part of the Borrower that may impair the security of the loan. Such act or circumstance includes but is not limited to those as described in Clauses 7,8 and 10 under Article 4 of this Contract.

3.	The Lender may directly deduct from any account of the Borrower the loan principal, the interest, the penalty interest, the compound interest and other amount payable by the Borrower which are to be repaid or prepaid as agreed on in this Contract.

4.	If the amount paid by the Borrower proves to be insufficient to cover all indebtedness under this Contract, the Lender may choose to use such payment to pay off the principal, interest, penalty interest, compound interest or other expenses as due.

5.	If the Borrower fails to perform the obligation of repayment, the Lender may disclose the default by the Borrower to the public.

6.	The Lender shall timely grant the loan amount to the Borrower and in the full amount as specified in this Contract.

Article IV Rights and Obligations of the Borrower

1.	The Borrower is entitled to receive and use the loan in accordance with this Contract.

2.	Matters with regard to settlement and deposit related to the loan under this Contract shall be handled through the account as agreed on in Article II of this Contract.

3.	If the loan under this Contract is in foreign currency, the relevant legal formalities, including approval and registration, shall be completed in accordance with the pertinent laws and regulations.

4.	The Borrower shall repay the principal and interest under this Contract as scheduled. For an extension of the loan term, the Borrower shall apply in writing to the Lender 15 days prior to the maturity date of the loan, and sign, after the approval of the extension by the Lender, an extension agreement with the Lender.

5.	The Borrower shall not use or embezzle the loan under this Contract for any purpose other than that as specified in this Contract.

6.	The Borrower shall provide, on a monthly basis, authentic, complete and valid financial statements and other relevant data and information to the Lender, and shall actively assist the Lender in the supervision of the production and business operation, financial activities of the Borrower and the use of the loan amount under this Contract by the Borrower.

7.	The Borrower shall give the Lender a written notice in advance, if the Borrower intends to contract, lease, reform its stockholding system, co-managing, merge or acquire, start a joint venture, perform transfer, apply for cessation of business operation, apply for dissolution of business, apply for bankruptcy and proceed to any other activity that may cause the change of indebtedness under this Contract or impair the enforcement of the rights of the Lender. With the consent by the Lender, the Borrower shall also fulfill the responsibility related to the repayment of the debt or settle the debts prematurely, before conducting any of the above-named activities.

8.	In case of any circumstances other than those described in the preceding clause, such as the cessation of production, going out of business, cancellation of business registration or revocation of business license, illegal activity involved in by the legal representative or senior management staff, major litigation or arbitration, serious difficulties in production and business or deterioration of financial situation, which may adversely affect the performance of the Borrower’s repayment obligation under this Contract, the Borrower shall notify the Lender immediately in writing and make specific arrangement for the settlement of its indebtedness as acceptable to the Lender.

9.	If the Borrower intends to provide a guarantee for a third party or to provide a mortgage or pledge for a third party with its major asset, he shall give the Lender a written notice to that effect and obtain the relevant consent from the Lender, provided that such provision of guarantee or mortgage or pledge may affect the ability of the Borrower to repay the loan under this Contract.

10.	The Borrower and its investor(s) shall not withdraw their assets, transfer their assets or transfer their shares arbitrarily to avoid their debt(s) to the Lender.

11.	The Borrower shall notify the Lender promptly in writing of any change in the name, legal representative, address or business scope of the Borrower.

12.	The Borrower shall provide other security acceptable to the Lender in case the guarantor of the loan under this Contract loses part or all of the ability to undertake the guarantee of the loan due to cessation of production, dissolution of business, cancellation of business registration, revocation of business license, insolvency, or the collateral, mortgage or pledged rights are damaged or depreciated.

13.	The Borrower shall undertake all the expenses under the Contract and the expenses related to the guarantee under the Contract, including legal consultation service charges, insurance, transportation, appraisal expenses and registration charges, storage fees, evaluation fees, and notarization costs.

Article V Pre-repayment

If the Borrower intends to pre-repay the loan amount, he shall obtain the consent of the Lender. If the Lender has consented to the pre-repayment by the Borrower, the interest for the pre-repaid amount shall be calculated according to the first of the following two options:

1.	To be calculated according to the loan term and the agreed interest rate in accordance with this Contract;

2.	To be collected by % upward on the basis of the agreed interest rate in accordance with this Contract according to the actual loan term.

Article VI Event of Default

1.	If the Borrower fails to repay in full the loan principal and the interest as agreed in this Contract and causes damages to the Lender, the Borrower shall pay a penalty to the Lender according to the loan amount overdue and the number of days delayed. The penalty shall be calculated in a same way as that for the overdue loan interest for the installment of repayment.

2.	If the Borrower fails to repay in full the loan principal as scheduled in this Contract, the Lender shall charge a penalty interest on the overdue loan amount, which is fifty percent upward on the basis of the agreed interest rate as agreed in this Contract, beginning from the overdue date until the principal and the interest are paid. If, during the overdue period, the basic interest rate for the current RMB loan is promulgated by the People’s Bank of China to be adjusted upward, the penalty interest rate for a RMB loan shall be adjusted accordingly from the date of the adjustment of the basic interest rate.

3.	If the Borrower fails to use the loan for the purpose as specified in this Contract, the Lender shall charge a penalty interest on the improperly-applied loan amount, which is one hundred percent upward on the basis of the agreed interest rate as agreed in this Contract, beginning from the date of improper use of the said loan until the principal and the interest are paid.

4.	The Lender shall charge a compound interest over the overdue interest in accordance with the relevant provisions as stipulated by the People’s Bank of China. Overdue interest includes that (inclusive of the penalty interest on improper use of loan) resulted during the loan period and that (inclusive of the penalty interest on overdue repayment and penalty interest on improper use of loan) resulted after the defaulted repayment of loan. A compound interest shall be charged on the overdue interest resulted during the loan period on the basis of the agreed interest rate for the loan during the loan period as agreed in this Contract, and beginning from the maturity date of the loan, the compound interest rate shall be calculated on the basis of the interest rate for an overdue loan. A compound interest on the overdue interest over the overdue loan amount shall be calculated on the basis of the interest rate for an overdue loan.

5.	In case the Borrower violates any obligations as specified in this Contract, the Lender is entitled to cease the granting of the loan, demand pre-repayments of the loan, declare an immediate maturity of the loan amount under any other loan contract signed between the Borrower and the Lender, or take any other security measures.

6.	In case any of the guarantors for any loan amount under this Contract have acted in violation of the obligations as specified in the Guarantee Contract, the Lender is entitled to cease the granting of loan, demand pre-repayments or the loan or take any other security measures.

7.	If the Borrower has defaulted and caused the Lender to take legal action or arbitration to realize his Creditor’s right, the Borrower shall undertake the attorney’s fees, travel expenses and other expenses which the Lender has incurred during the realization of the creditor’s right.

Article VII Security

The security for the loan under this Contract shall take the form of a guarantee, and the Guarantee Contract shall be signed separately. If the maximum amount guarantee is adopted, the reference number of the Guarantee Contract is                         .

Article VIII Dispute Resolution

Any dispute arising from this Contract should be resolved in accordance with the first of the following options.

1.	Legal action at the court of jurisdiction over the area where the Lender is located; or

2.	Application for arbitration with Arbitration Commission in accordance with their arbitration rules effective at the time of application.

During the course of dispute, the parties concerned should continue to perform the terms that are not involved in the dispute.

Article IX Miscellaneous

Article X Effectiveness

This Contract shall come into effect beginning from the date this Contract is signed or sealed by the both parties.

Article XI Number of Counterparts of this Contract

This Contract shall be executed in three counterparts and each shall be held by the Borrower, the Lender, and the Guarantor. All the counterparts shall have the same legal effect.

Article XII Note:

The Lender has reminded the Borrower of a complete and accurate understanding of all the printed provisions of this Contract and has made, upon the request of the Borrower, corresponding explanations over the relevant provisions under this Contract. Both parties to this Contract have reached an agreed understanding of the meanings and implications of this Contract.

Borrower (Signature or Seal):	Lender (Signature or Seal):

(Seal)	(Signed)

Changzhou Tianhe Solar Energy Co., Ltd.	Changzhou Branch, New North District Sub-branch, Agricultural Bank of China

(Seal)	(Special Seal for Loan Contract)

Legal Representative (Responsible person) or	Responsible person or Authorized
Authorized Representative	Representative
(Signature or Seal):	(Signature or Seal):

(Signed)	(Seal)

Date Signed:

Location Signed: Changzhou

Schedule

No.	Date of Agreement	Amount	Term	Interest Rate	Guarantor

1	February 13, 2006	RMB 16.0 million	February 13, 2006 to February 13, 2007	6.138% per annum	Changzhou Fulai Property Development Co., Ltd.

2	May 18, 2006	RMB 30.0 million	May 18, 2006 to May 18, 2007	6.435% per annum	Changzhou City Hengtai Investment Guarantee Co., Ltd.

3	September 30, 2006	RMB 50.0 million	September 30, 2006 to March 30, 2007	6.138% per annum	Changzhou Fulai Property Development Co., Ltd.

4	February 22, 2006	RMB 10.0 million	February 22, 2006 to February 22, 2007	6.138% per annum	Changzhou Fulai Property Development Co., Ltd.

5	February 22, 2006	USD 2.5 million	February 22, 2006 to November 22, 2006	6.04% per annum	Changzhou Fulai Property Development Co., Ltd.

6	March 13, 2006	RMB 20.0 million	March 13, 2006 to March 13, 2007	6.138% per annum	Changzhou Fulai Property Development Co., Ltd.

7	April 28, 2006	RMB 14.0 million	April 28, 2006 to April 28, 2007	6.435% per annum	Changzhou Fulai Property Development Co., Ltd.